As filed with the Securities and Exchange Commission on October 12, 2005
Registration Statement No. 333-104668

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
POST-EFFECTIVE AMENDMENT NO. 5

CIRTRAN CORPORATION
(Name of issuer in its charter)

Nevada	3672	68-0121636
(State of incorporation)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification No.)

4125 SOUTH 6000 WEST
WEST VALLEY CITY, UTAH 84128
(801) 963-5112
(Address and telephone number of registrant's principal executive offices and principal place of business)

IEHAB HAWATMEH
4125 SOUTH 6000 WEST
WEST VALLEY CITY, UTAH 84128
(801) 963-5112
(Name, Address and telephone number of agent for service)

Copies to:

JEFFREY M. JONES, ESQ.
C. PARKINSON LLOYD, ESQ.
DURHAM JONES & PINEGAR
111 EAST BROADWAY, SUITE 900
SALT LAKE CITY, UTAH 84111
(801) 415-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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DEREGISTRATION OF SECURITIES

CirTran Corporation, a Nevada corporation (the "Company"), filed a registration statement on Form SB-2 (File No. 333-104668)(the "Registration Statement") on April 22, 2003, which, following review by the Staff, was declared effective.

The purpose of this Post-effective Amendment to the Registration Statement is to terminate the Registration Statement and to deregister any remaining shares of the Company's common stock, $0.001 par value, registered pursuant to the Registration Statement but not sold pursuant to the Registration Statement as of the date this Post-effective Amendment is filed with the Securities and Exchange Commission.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Salt Lake City, Utah, on October 12, 2005.

CIRTRAN CORPORATION
A Nevada Corporation

By : /s/ Iehab Hawatmeh
Iehab Hawatmeh
Its: President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

October 12, 2005
/s/ Iehab Hawatmeh
Iehab Hawatmeh
President, Chief Financial Officer and Director

October 12, 2005
/s/ Read Hawatmeh
Raed Hawatmeh
Director

October 12, 2005
/s/ Trevor Saliba
Trevor Saliba
Director

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